Exhibit 99.1

NEWS RELEASE
1101 East Arapaho Road
Richardson TX 75081 USA
+1 (972) 234-6400 main

Financial Contact

Michael L. Paxton, VP, CFO
972.301.3658, mpaxton@intrusion.com

Media Contact

Ben Bittle, Director of Product Management

972.664.8107, bbittle@intrusion.com

INTRUSION INC. ANNOUNCES
FOURTH QUARTER AND ANNUAL RESULTS

Fourth Quarter Revenues Increase 18% Sequentially

Richardson, Texas – February 10, 2005 – Intrusion Inc. (NASDAQ: INTZ), (“Intrusion”) today announced financial results for the quarter and year ended December 31, 2004.

Revenue for the fourth quarter 2004 was $2.0 million, up 18% from the third quarter of 2004.

Intrusion’s net loss from continuing operations was $0.8 million in the fourth quarter 2004 compared to $0.9 million in the third quarter 2004.  The fourth quarter 2004 sequential reduction in net loss is the result of the 18% increase in revenue coupled with a 5.0% increase in gross profit percentage in the fourth quarter compared to the third quarter.

Gross profit margin was 55% for the fourth quarter 2004, up from 50% in the third quarter 2004.  Operating expenses were $1.8 million in the fourth quarter 2004, which is approximately equal with the third quarter 2004.

As of December 31, 2004, Intrusion reported cash, cash equivalents and short-term investments of $2.4 million, working capital of $2.5 million and no debt.  The net change in cash, cash equivalents and short-term investments in the fourth quarter was $1.2 million, which included a $0.1 million dividend payment on preferred stock and $0.1 million in severance charges, compared to $1.1 million used in the third quarter 2004.

Sales to the U.S. Government were 69% of total revenue in the fourth quarter 2004 compared to 56% in the third quarter 2004 and 26% in the fourth quarter last year.

“The highlight of the fourth quarter was the approximate $800,000 order from the U.S. Army for first phase deployment of Intrusion’s Detection/Prevention system at Ft. Hood, the world’s largest army base,” stated G. Ward Paxton.  “Also, our total U.S. Government sales reached $1.4 million in the fourth quarter, a 44% sequential growth from the third quarter.  In addition we made our first Spysnare, spyware prevention system sale in the fourth quarter,” Paxton concluded.

The development of Intrusion’s new Regulated Information Compliance and Data Protection business continues.  Intrusion has branded this new product family “Compliance Commander.”  Within the new Compliance commander family Intrusion currently has three products:  RIM – Regulated Information Monitor, HCM – HIPAA Compliance Monitor and LPS – Classified Data Leak Prevention System.

Intrusion’s management will host its regularly scheduled quarterly conference call to discuss the Company’s financial and operational progress at 4:00 P.M., CST today.  Interested investors can access the call at 1-800-399-2043 (if outside the United States, 1-706-634-5518).  For those unable to participate in the live conference call, a replay will be accessible beginning today at 7:00 P.M., CST until February 17, 2005 by calling 1-800-642-1687 (if outside the United States, 1-706-645-9291).  At the replay prompt, enter conference identification number 3859256.  Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About Intrusion Inc.

Intrusion Inc. is a leading global provider of network intrusion prevention, intrusion detection, regulated information compliance and data privacy protection products.  In addition, Intrusion Inc. offers deployment technologies along with security services for the information-driven economy.  Intrusion’s product families include the Compliance Commander™ for regulated information and data privacy protection, Intrusion SpySnare™ for real-time inline blocking of spyware and unwanted P2P applications, and Intrusion SecureNet™ for network intrusion prevention and detection.  Intrusion’s products help protect critical information assets by quickly detecting, protecting, analyzing and reporting attacks or misuse of classified, private and regulated information for government and enterprise networks.  For more information, please visit www.intrusion.com.

This release, other than historical information, may include forward-looking statements regarding future events or the future financial performance of the Company.  These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the difficulties in forecasting future sales caused by current economic and market conditions, the effect of military actions on government and corporate spending on information security products, spending patterns of, and appropriations to, U.S. government departments, the impact of our cost reduction programs and our refocused product line, the difficulties and uncertainties in successfully developing and introducing new products in emerging markets, market acceptance of our products, the impact of our sustained losses on our ability to successfully operate and grow our business, our stock price and our ongoing Nasdaq eligibility, our ability to generate sufficient cash flow or obtain additional financing on acceptable terms in order to fund ongoing liquidity needs, the highly competitive market for our products, the effects of sales and implementation cycles for our products on our quarterly results, difficulties in accurately estimating market growth, the consolidation of the information security industry, the impact of changing economic conditions, business conditions in the information security industry, our ability to manage acquisitions effectively, our ability to manage discontinued operations effectively, the impact of market peers and their products as well as risks concerning future technology and others identified in our Annual Report on Form 10-K, as amended, and other Securities and Exchange Commission filings. These filings can be obtained by contacting Intrusion Investor Relations.

INTRUSION INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except par value amounts)

	December 31,	December 31,
	2004	2003
	(Unaudited)	(Audited)
ASSETS

Current Assets:
Cash and cash equivalents	$2,315	$974
Short-term investments	75	1,705
Accounts receivable, net of allowance for doubtful accounts of $508 in 2004 and $574 in 2003	1,220	972
Inventories	950	1,286
Prepaid expenses	393	449
Total current assets	4,953	5,386

Property and equipment, net	299	297
Other assets	64	77
TOTAL ASSETS	$5,316	$5,760

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$1,667	$2,188
Deferred revenue	799	788
Total current liabilities	2,466	2,976

Stockholders’ Equity:
Preferred stock, $.01 par value:
Authorized shares – 5,000
Issued shares – 840, Outstanding shares – 840	2,968	—
Common stock, $.01 par value:
Authorized shares – 80,000
Issued shares – 5,431 in 2004 and 5,173 in 2003 Outstanding shares – 5,421 in 2004 and 5,163 in 2003	54	52
Common stock held in treasury, at cost: 10 shares	(362)	(362)
Additional paid-in capital	49,095	47,526
Accumulated deficit	(48,732)	(44,204)
Accumulated other comprehensive loss	(173)	(228)
Total stockholders’ equity	2,850	2,784
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,316	$5,760

INTRUSION INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 (In thousands except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003

Revenue	$1,972	$1,963	$6,019	$6,478
Cost of Revenue	894	997	2,950	3,988

Gross profit	1,078	966	3,069	2,490

Operating expenses:
Sales and marketing	823	1,130	3,690	6,230
Research and development	602	814	2,549	3,498
General and administrative	262	410	1,146	1,632
Litigation settlement	—	—	—	450
Severance costs	139	108	273	472

Operating loss	(748)	(1,496)	(4,589)	(9,792)

Interest income, net	8	25	42	182
Other income (expense)	(48)	—	19	10

Loss before income taxes	(788)	(1,471)	(4,528)	(9,600)

Income tax provision	—	—	—	—
Net loss	(788)	(1,471)	(4,528)	(9,600)

Preferred stock dividends accrued	(62)	—	(192)	—
Beneficial conversion feature on preferred stock	—	—	(938)	—
Net loss attributable to common stockholders	(850)	(1,471)	(5,658)	(9,600)

Net loss per share attributable to common stockholders (basic and diluted)	$(0.16)	$(0.28)	$(1.09)	$(1.86)

Weighted average shares outstanding (basic and diluted)	5,208	5,163	5,177	5,162